SEVERANCE AGREEMENT

         THIS AGREEMENT is made as of the 18th day of July, 1996 between WILMINGTON TRUST COMPANY, a Delaware-chartered bank and trust company (the "Bank"), and RITA C. TURNER ("Employee").

                                   BACKGROUND

         A. Bank currently employs Employee and considers Employee a key employee.

         B. Bank desires to retain Employee's services.

         C. Bank has from time to time made payments and provided benefits to employees who have terminated employment with Bank (the "Prior Severance Arrangements").

         D. Bank and Employee desire to set forth the amounts payable and benefits Bank will provide Employee in the event of a termination of Employee's employment with Bank under the circumstances set forth herein after a Change in Control (as that term is defined in Subparagraph 4(e) below).

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. CONTINUED EMPLOYMENT. In reliance upon Bank's promises contained herein, Employee agrees that, for a period of not less than six months commencing on the date first set forth above, and subject to reasonable absences for illness, holiday and vacation pursuant to Bank's policies and practices in effect on the date hereof, and from time to time hereafter, Employee shall continue her employment with Bank and devote her best efforts to duties which may be assigned to her by Bank from time to time.

         2. PRIOR SEVERANCE ARRANGEMENTS. Except as set forth herein, if Employee's employment with Bank is terminated under circumstances in which Bank is required to make payment to her pursuant to Paragraph 5 below, Employee shall make no claim or demand arising or alleged to arise from any severance plan, program, policy or arrangement (including, without limitation, any Prior Severance Arrangement) which Bank may have had in effect, currently sponsors or adopts hereafter. Notwithstanding the preceding sentence, if Employee's employment with Bank is terminated under circumstances in which Bank is required to make payment to her pursuant to Paragraph 5 below, Employee or Employee's spouse, heirs, estate or personal representative, as the case may be, shall be entitled to receive any benefits payable under any employee benefit plan, program, policy or arrangement which may then be in effect and which is not a severance plan, program, policy or arrangement.


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         3. EFFECTIVE  DATE.  This  Agreement  shall be effective as of the date first written above (the "Effective Date") and continue and remain in full force and effect until the termination of Employee's employment with Bank, unless terminated earlier by the parties in writing. The completion of six months of employment with Bank by Employee in accordance with Paragraph 1 above shall not be a condition precedent to the effectiveness hereof or to the payment of amounts or the provision of benefits hereunder if Employee's employment with Bank is terminated under the circumstances described in Subparagraph 4(b) below.


         4. TERMINATION OF EMPLOYMENT.

            a. REQUIRING NO PAYMENTS UNDER PARAGRAPH 5. If Employee's employment with Bank is terminated under any of the following circumstances, no payments shall be or become due and owing hereunder, and Bank shall have no other obligation under Paragraph 5 below:

                (1) By either party for any reason before a Change in Control, except as otherwise provided in Subparagraph 4(b)(3) below.

                (2) By either party for any reason at any time more than two years after a Change in Control.

                (3) By Bank at any time, whether contemporaneous with or subsequent to a Change in Control, due to "Cause" (as that term is defined in Subparagraph 4(c) below) or upon Employee's death or Disability. For purposes hereof, the term "Disability" means any physical or mental injury or disease of a permanent nature which makes Employee incapable of meeting the requirements of the employment performed immediately before the commencement of that disability.

                (4) By Employee at any time, whether contemporaneous with or subsequent to a Change in Control, upon her retirement or resignation for reasons other than "Good Reason" (as that term is defined in Subparagraph 4(d) below).

            b. REQUIRING PAYMENTS UNDER PARAGRAPH 5. If Employee's employment with Bank is terminated under any of the following circumstances, Bank shall make the payments and provide the benefits set forth in Paragraph 5 below:

                (1) By Bank contemporaneously with or within two years after a Change in Control for any reason other than (a) for Cause or (b) upon Employee's death or Disability;

                (2) By Employee, contemporaneously with or within two years after a Change in Control, for Good Reason; or



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

                (3) Before a Change in Control occurs either (1) by Bank other than for Cause or (2) by Employee for Good Reason, and in either case it is reasonably demonstrated that that termination of employment (x) was at the request of a Third Party (as that term is defined in Subparagraph 4(e) below) which has taken steps reasonably calculated to effect a Change in Control or (y) otherwise arose in connection with or in anticipation of a Change in Control.

            c. DEFINITION OF "CAUSE". For purposes hereof, the term "Cause" shall mean Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order or a material violation of any provision hereof.

            d. DEFINITION OF "GOOD REASON". For purposes hereof, the term "Good Reason" shall, absent Employee's written consent to the contrary, mean:

                (1)  Any  material   violation   by  Bank  of  its   obligations
                     hereunder;

                (2) The assignment to Employee of any duties inconsistent with the status of her position with Bank on the day immediately preceding a Change in Control, or an alteration in the nature or status of Employee's duties and responsibilities which renders Employee's position to be of less responsibility or scope than that which existed on the day immediately preceding the Change in Control;

                (3) A reduction by Bank in Employee's annual base salary in effect on the day immediately preceding a Change in Control, as the same may be increased from time to time thereafter, except for proportional, across-the-board salary reductions similarly affecting all of Bank's employees;

                (4) The relocation of Bank's principal executive offices to a location more than 25 miles from Wilmington, Delaware, or Bank's requiring Employee to be based anywhere other than


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                     Bank's  principal  executive  offices,  except for required travel  on  Bank's  business  to  an  extent  substantially
                     consistent   with   Employee's   present   business  travel
                     obligations; or

                (5) Any material reduction by Bank or Wilmington Trust Corporation ("Parent") of the benefits enjoyed by Employee under any of Bank's or Parent's pension, retirement, profit-sharing, savings, life insurance, medical, health-and-accident, disability or other employee benefit plans, programs or arrangements in effect from time to time, the taking of any action by Bank or Parent which would directly or indirectly materially reduce any of those benefits or deprive Employee of any material fringe benefits, or the failure by Bank to provide Employee with the number of paid vacation days to which she is entitled on the basis of years of service with Bank in accordance with Bank's normal vacation policy; provided, however, that this Subparagraph 4(d)(5) shall not apply to any proportional, across-the-board reduction or action similarly affecting all employees of Bank or Parent.

            e. DEFINITION OF "CHANGE IN CONTROL". For purposes hereof, a "Change in Control" shall mean the occurrence, after the Effective Date, of any of the following events, directly or indirectly or in one or more series of transactions:

                (1) A consolidation or merger of Bank or Parent with any third party (which includes a single person or entity or a group of persons or entities acting in concert) not wholly-owned, directly or indirectly, by Bank or Parent (a "Third Party"), unless Bank or Parent is the entity surviving that merger or consolidation;

                (2) A transfer of all or substantially all of the assets of Bank or Parent to a Third Party or a complete liquidation or dissolution of Bank or Parent;

                (3) A Third Party, without the prior approval of Bank's or Parent's Board of Directors, as the case may be, through one or more subsidiaries:

                     (a) Acquires beneficial ownership of 15% or more of any class of Bank's or Parent's voting stock;



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



                     (b) Acquires irrevocable proxies representing 15% or more of any class of Bank's or Parent's voting stock;

                     (c) Acquires any combination of beneficial ownership of voting stock and irrevocable proxies representing 15% or more of any class of Bank's or Parent's voting stock;

                     (d)   Acquires  the  ability  to  control in any manner the
                           election   of  a  majority   of  Bank's  or  Parent's
                           directors; or

                     (e)   Acquires  the  ability  to  directly  or   indirectly
                           exercise a controlling influence over the management or policies of Bank or Parent;

                (4) Any election occurs of persons to Parent's Board of Directors which causes a majority of Parent's Board of Directors to consist of persons other than (a) persons who were members of Parent's Board of Directors on February 29, 1996 (the "Board Date") and/or (b) persons who were nominated for election as members of that Board of Directors by Parent's Board of Directors (or a committee thereof) at a time when the majority of that Board of Directors (or that committee) consisted of persons who were members of Parent's Board of Directors on the Board Date; provided, however, that any person nominated for election by Parent's Board of Directors (or a committee thereof), a majority of whom are persons described in clauses (a) and/or (b), or are persons who were themselves nominated by that Board of Directors (or a committee thereof), shall for this purpose be deemed to have been nominated by a Board of Directors composed of persons described in clause (a) above; or

                (5) A determination is made by any regulatory agency supervising Bank or Parent that a change in control, as defined in the banking, insurance or securities laws or regulations then applicable to Bank or Parent, has occurred.


         Notwithstanding any provision herein to the contrary, a Change in Control shall not include any of the events described above if they (x) are related to or occur in connection with the appointment of a receiver or conservator for Bank or Parent, provision of assistance under Section 13(c) of the Federal Deposit Insurance Act (the "FDI Act"), the approval of a supervisory merger, a determination that Bank is in default as defined in Section 3(x) of the FDI Act, insolvent or in an unsafe or unsound condition to transact business or the suspension, removal and/or temporary or permanent prohibition by a regulatory agency of Employee from participation in the conduct of Bank's or Parent's business or (y) are the result of a Third Party inadvertently acquiring beneficial ownership of or irrevocable proxies for or a combination of both for 15% or more of any class of Bank's or Parent's voting stock, and that Third Party as promptly as practicable thereafter divests itself of the beneficial ownership of or irrevocable proxies for a sufficient number of shares so that that Third Party no longer has beneficial ownership or irrevocable proxies or a combination of both for 15% or more of any class of Bank's or Parent's voting stock.

         5. OBLIGATIONS OF BANK UPON TERMINATION OF EMPLOYMENT. Upon termination of Employee's employment with Bank under the circumstances set forth in Subparagraph 4(b) above, notwithstanding that termination, Employee shall be entitled to receive the following payments and provided the following benefits:

            a. BASE SALARY. Bank shall pay Employee within ten days after the termination of her employment a lump sum payment equal to the aggregate of 115% of the future base salary payments Employee would have received if she had continued in Bank's employ until 36 months after the termination of her employment (unless a reduction in compensation preceded Employee's resignation or retirement for Good Reason, in which case Bank shall pay her a lump sum payment equal to the aggregate amount of 115% of the future base salary payments Employee would have received at her highest base salary in effect during the twelve-month period before the Termination of Employee's employment if she had continued in Bank's employ until 36 months after the termination of her employment), in either case discounted to present value at a discount rate equal to the per annum rate offered on that termination date (or the next preceding date on which that rate is published) on U.S. Treasury bills with maturities of one and one-half years.

            b. BENEFITS. For three years after the termination of Employee's employment, at Bank's expense, Employee shall participate in and be covered by all employee benefit plans, programs, policies and arrangements of Bank applicable to executive employees, whether funded or unfunded; provided, however, that, if any administrator or insurance carrier contests Employee's participation in or coverage under that plan, program, policy or arrangement, then in respect of insurance arrangements, Bank shall, at its own cost or expense, cause equivalent insurance coverage to be provided and, in respect of arrangements other than insurance, make cash payments to Employee in an amount equal to the amount which would have been contributed by Bank with respect to Employee at the times those amounts would have been contributed; and provided


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




further that, to the extent Bank has an obligation to provide continuation coverage under Section 4980(B)(f) of the Internal Revenue Code of 1986, as amended (the "Code"), the period for which benefits are provided under this
Subparagraph 5(b) constitutes a portion of that continuation coverage. Notwithstanding the foregoing, any payments made to Employee pursuant hereto, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Sec. 1828(k) and any regulations promulgated thereunder.

            c. LIMITATIONS.

               (1) Notwithstanding the foregoing or any other provision hereof to the contrary, if Bank's tax counsel determines that any portion of any payment hereunder would constitute an "excess parachute payment," then the payments to be made to Employee hereunder shall be reduced so that the value of the aggregate payments that Employee is entitled to receive hereunder and under any other agreement, plan or program of Bank or Parent shall be one dollar less than the maximum amount of payments which Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code.

               (2) The parties intend that this Agreement shall govern the rights and obligations of the parties with respect to severance payments payable upon a termination of Employee's employment under circumstances described in Subparagraph 4(b) above. If the Internal Revenue Service assesses an excise tax against Employee pursuant to Sections 280G and 4999 of the Code, Bank shall be under no obligation to Employee with respect to the amount of (a) that excise tax or (b) any additional Federal income tax due from and payable by Employee as the result of her receipt of any payment hereunder.

         6. NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment required hereunder by seeking other employment or otherwise, nor shall the amount paid hereunder be reduced or offset by any compensation earned or received by Employee as a result of employment with another employer, self-employment or any amount received from any of Bank's other plans, programs, policies or arrangements; provided that benefits provided under Subparagraph 5(b) above shall be reduced to the extent that comparable benefits are actually received by Employee from or through another employer.

         7. MISCELLANEOUS.

            a. GENERAL CREDITOR. All payments required hereunder shall be made from Bank's general assets, and Employee shall have no rights greater than the rights of a general creditor of Bank.

            b. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid, or by a nationally recognized overnight mail carrier, to the parties hereto at the following addresses:

                (1)      If to Bank, at:

                         Wilmington Trust Company
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, DE 19890
                         Attention:  Chairman of the Board

                (2) If to Employee, at the address set forth at the end hereof,

or to such other address as either party hereto has last designated by notice to the other. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt, the first business day after mailing by a nationally-recognized overnight mail carrier or the third business day after the date of other mailing.

            c. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, is intended or shall be construed to give any person, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or provision herein.

            d. COSTS OF ENFORCEMENT. If Employee retains legal counsel to enforce any or all of her rights to severance benefits under Paragraph 5 above and she substantially prevails in enforcing those rights, Employee shall be entitled to recover from Bank Employee's reasonable attorneys' fees, costs and expenses in connection with the enforcement of her rights.

            e. WAIVER. Either party may, by written notice to the other: (1) extend the time for performance of any obligation or other action of the other hereunder; (2) waive compliance with any condition or covenant of the other herein; or (3) waive or modify performance of any obligation of the other hereunder. Except as provided in the preceding sentence, no action taken pursuant hereto, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by that party of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a violation of any provision hereof shall not operate or be construed as a waiver of any preceding or succeeding violation, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of that party's rights or privileges hereunder or that party's rights to exercise that right or privilege at any subsequent time hereunder.

            f. AMENDMENT. This Agreement may be terminated, amended, modified or supplemented only by a written instrument executed by Employee and Bank.

            g. ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability hereunder or arising by reason hereof shall be assignable by either Bank or Employee without the prior written consent of the other.

            h. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with Delaware law, regardless of what law might be applied under principles of conflicts of laws, except as that law is superseded by the laws of the United States.

            i. SECTION AND OTHER HEADINGS. The section and other headings herein
are  for  reference   purposes  only,  and  shall  not  affect  the  meaning  or interpretation hereof.

            j. WITHHOLDING OF TAXES. Bank may withhold from amounts required to be paid to Employee hereunder any applicable Federal, state, local and other taxes with respect thereto; provided, however, that Bank shall promptly pay over the amounts so withheld to the appropriate taxing authorities and provide Employee with appropriate statements on forms prescribed for those purposes on the amounts so withheld.

            k. SEVERABILITY. If, for any reason, any provision hereof is held invalid, that invalidity shall not affect any other provision hereof not so held invalid, and each such other provision hereof shall, to the full extent consistent with law, continue in full force and effect. If any provision hereof is held invalid in part, that invalidity shall in no way affect the rest of that provision not held invalid, and the rest of that provision, together with all other provisions hereof, shall, to the full extent consistent with law, continue in full force and effect.

            l. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, Bank has executed this Agreement and caused its seal to be affixed hereto by its officers thereunto duly authorized, and Employee has signed this Agreement, all as of the date first written above.


ATTEST:                                     WILMINGTON TRUST COMPANY



                                            By:  /s/ Ted C. Cecala
-----------------------------------             -----------------------------
[Assistant] Secretary                           Chairman of the Board


WITNESS:                                    EMPLOYEE:



                                            /s/ Rita C. Turner
-----------------------------------         ---------------------------------
                                            Name:

                                            Addess:_________________________

                                            --------------------------------





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